Exhibit 17

PROXY TABULATOR

P.O. BOX 9112

FARMINGDALE, NY 11735

SCAN TO VIEW MATERIALS & VOTE
To vote by Internet

1) Read the Proxy Statement and have the proxy card below at hand.
2) Go to website www.proxyvote.com or scan the QR Barcode above
3) Follow the instructions provided on the website.

To vote by Telephone

1) Read the Proxy Statement and have the proxy card below at hand.
2) Call 1-800-690-6903
3) Follow the instructions.

To vote by Mail

1) Read the Proxy Statement.
2) Check the appropriate box on the proxy card below.
3) Sign and date the proxy card.
4) Return the proxy card in the envelope provided.

If you vote by Telephone or Internet You do not need to mail your proxy.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	D56165-S25699	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

Hancock Horizon Quantitative Long/Short Fund

1. To approve or disapprove an Agreement and Plan of Reorganization pursuant to which Federated Hermes MDT Market Neutral Fund would acquire all or substantially all of the assets (subject to the stated liabilities accrued and reflected in the books and records and net asset value of the Hancock Horizon Quantitative Long/Short Fund) of Hancock Horizon Quantitative Long/Short Fund, a series of The Advisors' Inner Circle Fund II (the "Trust") in exchange for Institutional Shares or Class A Shares of Federated Hermes MDT Market Neutral Fund to be distributed pro rata by Hancock Horizon Quantitative Long/Short Fund to its shareholders of Institutional Class Shares or Investor Class Shares, respectively, in complete liquidation, dissolution and termination of Hancock Horizon Quantitative Long/Short Fund.

For	Against	Abstain

YOUR VOTE IS IMPORTANT

Please complete, sign and return this card as soon as possible.

Please sign this proxy exactly as your name appears on the books of the Trust. Joint owners should each sign personally. The Trust’s Board of Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [Joint Owners]	Date

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting:

The Notice of Special Meeting of Shareholders and Proxy Statement are available at www.proxyvote.com.

D56166-S25699

Hancock Horizon Quantitative Long/Short Fund

A series of The Advisors' Inner Circle Fund II

SPECIAL MEETING OF SHAREHOLDERS — SEPTEMBER 10, 2021

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned Shareholders of Hancock Horizon Microcap Fund, a series of The Advisors' Inner Circle Fund II (the "Trust"), hereby revoking any proxy heretofore given, designate and appoint Michael Beattie, James Bernstein, Eric Griffith, Matthew Maher and Alexander Smith as proxies to act at the Special Meeting of Shareholders (the "Special Meeting") to be held on September 10, 2021 at 10:00 a.m. (Eastern time) and at any adjournment or postponement thereof. The Special Meeting will be held in virtual meeting format only, via the internet, with no physical in-person meeting. You will be able to attend and participate in the Special Meeting by registering online at https://viewproxy.com/HancockHorizonFunds/broadridgevsm/. Once your registration request has been accepted, you will be provided with an event link and password to attend the Special Meeting where you will be able to listen to the Special Meeting live, submit questions and vote. Please plan to register prior to the Special Meeting, by September 9, 2021 at 10:00 a.m. (Eastern time).

The attorneys named will vote the shares represented by this proxy in accordance with the choices made on this ballot. If this proxy is executed and returned in time and no choice is indicated as to an item, this proxy will be voted affirmatively on such matter. Discretionary authority is hereby conferred as to all other matters as may properly come before the Special Meeting or any adjournment or postponement thereof and the attorneys named in this proxy will vote on such matters in their best judgment.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE TRUST. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL.